Date of Purchase
Fund Name
SSC Fund Code
Money Manager
CUSIP
Issuer
Broker
Underwriter(s)
Affiliated Underwriter in the
Syndicate
Amount of Purchase ($)
Amount of Offering ($)
Purchase Price Net of Fees and
Expenses
Offering Price at Close of First
Business Day
Commission, Spread or Profit
02/07/08
Core Bond
GUE3
Goldman Sachs Asset Management, L.P.
92343VAK0
Verizon Communications, Inc.
JP Morgan
Barclays Capital; CGM; JP Morgan;
Bear Stearns & Co.; Blalock Robert;
Credit Suisse; GS&CO; Loop Capital Markets,
Mitsubishi Securities; Wachovia Securities;
Williams Capital Group; Goldman Sachs & Co.
Goldman Sachs & Co.
$2,225,000
$1,750,000,000
$99.051
$99.051
0.875%
05/01/08
Core Bond
GUE3
Goldman Sachs Asset Management, L.P.
171232AS0
Chubb Corp
Smith Barney
Goldman Sachs & Co.; Citigroup Global
Markets; Merrill Lynch; ABN AMRO;
BOA Securities; Blalock Robert Van;
BNY Capital Markets; Credit Suisse;
DB Securities; HSBC Securities;
JP Morgan; Lehman Bros.; UBS Securities;
Wachovia Securities; Williams Capital Group
Goldman Sachs & Co.
$50,000
$600,000,000
$98.814
$98.814
0.875%
04/21/08
Core Bond
GUE3
Goldman Sachs Asset Management, L.P.
172967ER8
Citigroup, Inc.
Smith Barney
Goldman Sachs & Co.; Citigroup Global
Markets; DB Securities; Lehman Bros.;
Merrill Lynch; BOA Securities LLC; Barclays
Capital ; BNP Paribas; Credit Suisse
Securities USA; Greenwich Capital Markets;
RBC Capital Markets; TD Securities; Guzman &
Co.; Jackson Securities; Loop Capital markets;
Muriel Siebert; Sandler O'Neill
Goldman Sachs & Co.
$150,000
$6,000,000,000
$100.000
$100.000
1.000%
05/28/08
Core Bond
GUE3
Goldman Sachs Asset Management, L.P.
87927VAV0
Telecom Italia Capital
Lehman Brothers
Goldman Sachs & Co.;Lehman Brothers;
Merrill Lynch; JP Morgan
Goldman Sachs & Co.
$200,000
$1,000,000,000
$100.000
$100.000
0.875%
05/12/08
Core Bond
GUE3
Goldman Sachs Asset Management, L.P.
828807BZ9
Simon Property GP LP
Smith Barney
BOA Securities; Citigroup; DB
Securities; Goldman Sachs
Goldman Sachs & Co.
$175,000
$800,000,000
$99.886
$99.886
0.45%
06/17/08
Core Bond
GUE3
Goldman Sachs Asset Management, L.P.
884903BB0
Thomson Reuters	Barclays
Barclays Capital; JP Morgan; Morgan
Stanley; RBS Greenwich Capital; BOA
Securities; Merrill Lynch; RBC Capital
Markets; Bank of Tokyo-Mitsubishi UFJ;
DB Securities; HSBC Securities; Lehman
Bros; Standard Chartered Bank; TD
Securities; UBS Securities;
Wachovia Securities; Goldman Sachs & Co.
Goldman Sachs & Co.
$225,000
$1,000,000,000
$99.084
$99.084
0.50%
04/01/08
Core Bond
GUE3
Goldman Sachs Asset Management, L.P.
59156CAB7
Metlife Capital Trust
Deutsche Bank AG
Goldman Sachs & Co.; DB Securities,
Inc.; JP Morgan; UBS Securities;
CGM Inc.; Credit Suisse; Barclays;
Lehman Bros; Morgan Stanley; Blalock
& Co.; Guzman & Co.; Muriel Siebert
& Co.; Samuel A. Ramirez & Co.;
Toussaint Capital Partners; Utendhal
Capital Partners and Williams Capital
Group
Goldman Sachs & Co.
$300,000
$750,000,000
$100.000
$100.000
1.00%
04/01/08
Core Bond
GUE3
Goldman Sachs Asset Management, L.P.
92343VAM6
Verizon Communications
Lehman Brothers
Goldman Sachs & Co.; BOA Securities;
Lehman Brothers; Morgan Stanley; Citi;
JP Morgan; Merrill Lynch & Co.; RBS
Greenwich Capital; UBS Investment Bank;
Wachovia Securities; Guzman & Co.;
Loop Capital Markets; Mitsubishi
UFJ Securities; RBC capital markets;
Williams Capital Group, LP
Goldman Sachs & Co.
$125,000
$1,500,000,000
$99.479
$99.479
0.350%